Exhibit 10.13

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) is dated for reference purposes only as of May 25, 2006, by and between SMITH & NEPHEW, INC., a Delaware corporation (“Sublandlord”), having an address of 1450 Brooks Road, Memphis, TN 38116, Attention: General Counsel, and ADVANCED BIOHEALING, INC., a Delaware corporation (“Subtenant”), having an address of 347 Fifth Avenue, Suite 1407, New York, New York 10016, Attention: Kevin Rakin.

RECITALS

A. Sublandlord currently leases the premises located at 10933 North Torrey Pines Road, Suite 600, La Jolla, California (the “Premises”), pursuant to the terms and conditions of that certain Lease Agreement dated November 22, 2002 (“Master Lease”), between ARE-10933 North Torrey Pines, LLC, a Delaware limited liability company (“Master Landlord”), as landlord, and Sublandlord, as tenant. A copy of the Master Lease is attached hereto as Exhibit “A” and incorporated herein by this reference. All terms capitalized but undefined herein shall have the meanings ascribed to them in the Master Lease.

B. Sublandlord desires to sublease the Premises to Subtenant and Subtenant desires to sublease the Premises from Sublandlord pursuant to the terms and conditions of this Sublease.

C. Concurrently herewith, an affiliate of Sublandlord, Smith & Nephew Wound Management (La Jolla) is entering into a sublease agreement with Subtenant for premises located adjacent to the Premises (“SNWM Sublease”).

D. Sublandlord and Subtenant have entered into an Asset Purchase Agreement (“Purchase Agreement”) pursuant to which Sublandlord has agreed to sell to Subtenant and Subtenant has agreed to purchase from Sublandlord certain assets, as further described in the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. Premises. Sublandlord hereby subleases to Subtenant the Premises, and Subtenant hereby subleases the Premises from Sublandlord, pursuant to the terms and conditions of this Sublease. Subtenant shall accept the Premises in the condition and state of repair on the Commencement Date (defined in Section 3 below) in its “AS IS” and “WHERE IS” condition. This shall not be deemed to waive Master Landlord’s repair obligations set forth in Section 13 of the Master Lease. Except as otherwise provided in this Sublease, Subtenant expressly acknowledges and agrees that Sublandlord has made no representations or warranties with respect to the Premises and that Sublandlord shall not have any obligation to perform any work to prepare the Premises for Subtenant’s use and occupancy. By taking possession of the Premises, Subtenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Sublandlord as to

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the condition of the Premises or the suitability thereof for Subtenant’s use except as otherwise expressly provided in this Sublease.

The “Rentable Area of the Premises” is approximately 12,776 rentable square feet. Sublandlord and Subtenant hereby acknowledge and agree that the Rentable Area of the Premises shall not be subject to remeasurement or adjustment, nor shall Base Sublease Rent under this Sublease be subject to modification if the actual size of the Premises differs from the Rentable Area of the Premises set forth in this Section.

2. Master Lease.

2.1 Incorporation By Reference. This Sublease is in all respects subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of the Master Lease. Except as otherwise expressly provided in this Sublease and except such terms from the Master Lease that are inapplicable, inconsistent with, or specifically modified by the terms of this Sublease, all of the terms, provisions, stipulations, conditions, rights, obligations, remedies and agreements of the Master Lease are incorporated in this Sublease by reference and made a part hereof as if herein set forth at length and Subtenant assumes all obligations of “Tenant” pursuant to the Master Lease which accrue from and after the date hereof and Subtenant is entitled to all the rights of Tenant thereunder, which accrue from and after the date hereof, except as modified herein. Notwithstanding the foregoing, the following modifications to the Master Lease terms shall apply with respect to this Sublease:

(a) Section 3(a) of the Master Lease shall be modified by deleting the initial three (3) sentences.

(b) Sections 4, 20(i) and 35 of the Master Lease are not applicable to this Sublease.

(c) The terms of Section 6 of the Master Lease shall apply to this Sublease as modified by Section 6 below; provided, however, Subtenant acknowledges that Sublandlord retains all rights and interest in the Security Deposit and Letter of Credit previously delivered by Sublandlord pursuant to the Master Lease and Subtenant shall have no right or interest in such Security Deposit or Letter of Credit. Further, Subtenant acknowledges and agrees that Sublandlord retains all rights and interest in and to any other deposits (including, but not limited to, utility company deposits), credits, receivables or advanced payments previously made by Sublandlord in connection with the Master Lease or the Premises, and Subtenant shall have no right or interest in such deposits, credits or receivables or advanced payments.

(d) Section 7 of the Master Lease shall be modified by decreasing the cure period to three (3) days.

(e) Section 17 of the Master Lease shall be modified so that Subtenant fully satisfies the “Tenant” insurance requirements on behalf of both Subtenant and Sublandlord and names both the Landlord Parties and Sublandlord and its officers, directors, employees, managers, agents, invitees and contractors as additional insureds under the policies of insurance required to be carried by Subtenant in accordance with Section 17 of the Master Lease. This provision is not deemed to permit Sublandlord to discontinue maintaining the insurance it is

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otherwise required to maintain under the Master Lease, unless Sublandlord has received the prior written consent of Master Landlord.

(f) Section 20 of the Master Lease shall be modified by decreasing the cure period (i) in Sections 20(a) and (g) to three (3) calendar days and (ii) in Section 20(h) to twenty (20) days.

(g) Any assignment, sublease, hypothecation or other transfer of this Sublease or subletting of the Premises by Subtenant shall be subject to the prior written consent of Sublandlord, which Sublandlord may withhold in its sole and absolute discretion. If Sublandlord does consent to such assignment, sublease, hypothecation or other transfer then such assignment, sublease, hypothecation or other transfer shall also be subject to all of the provisions of Section 22 of the Master Lease and shall require the prior written consent of Master Landlord, which consent shall be given or withheld in accordance with the requirements of Section 22 of the Master Lease.

(h) All rights with respect to testing, inspection and access in Sections 30(c) and 32 of the Master Lease may be exercised by Master Landlord and/or Sublandlord.

(i) Alterations and other improvements by Subtenant to the Premises that would require the prior written consent of Master Landlord pursuant to Section 12 of the Master Lease shall require the prior written consent of both Master Landlord and Sublandlord, which consent may be given or withheld in accordance with the terms of Section 12 of the Master Lease.

(j) Any consent or approval by the Sublandlord in accordance with this Sublease shall be deemed reasonably withheld if Master Landlord withholds its consent and approval.

(k) Sublandlord and Subtenant hereby acknowledge and agree that in the event Subtenant relocates to the Relocation Premises in accordance with Section 39(b) of the Master Lease, which relocation shall be at Subtenant’s sole cost and expense, then Subtenant shall have all right and interest to the reimbursement in Section 39(b) for relocation to the Relocation Premises and Sublandlord shall have no right or interest in such reimbursement.

In furtherance of the foregoing, neither party shall take any action or do or permit to be done anything which: (i) is or may be prohibited under the Master Lease; (ii) might result in a violation of or Default under any of the terms, covenants, conditions or provisions of the Master Lease or any other instrument to which this Sublease is subordinate; or (iii) would result in any additional cost or other liability to Sublandlord or Subtenant, respectively.

Unless otherwise directed by Sublandlord, at the expiration of the term of this Sublease (whether its the Initial Sublease Term or Extension Term (both defined below)), Subtenant hereby agrees to vacate, remove all of its personal property and surrender the Premises in accordance with the terms and requirements of the Master Lease as if it were the last day of the Term under the Master Lease. All of Tenant’s Property (as such term is defined in Section 12 of the Master Lease) which is owned by Subtenant shall be removed at the expiration or earlier termination of

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this Sublease. All Tenant Property not owned by Subtenant and any Installations required or permitted to be removed from the Premises in accordance with the Master Lease shall be subject to Sublandlord’s election whether or not to remain at the Premises. If Sublandlord elects to have Subtenant remove the Tenant Property and Installations described in the preceding sentence, Sublandlord shall deliver prior written notice to Subtenant to remove such items, which such written notice shall be delivered, if at all, thirty (30) days prior to the expiration of the term hereunder. In the event Sublandlord fails to timely deliver such written notice, Sublandlord shall be deemed to have elected to have such Tenant Property and Installations remain at the Premises and Subtenant shall leave such Tenant Property and Installations at the Premises. Without limiting the foregoing, Subtenant shall not remove any tenant improvements, fixtures or equipment which are required under the terms of the Master Lease to be left on the Premises upon the expiration of the Term under the Master Lease.

2.2 Effectiveness. This Sublease shall not become effective or binding upon Sublandlord until the later of (the “Effective Date”): (i) Sublandlord obtaining the prior written consent of Master Landlord to this Sublease; and (ii) the closing under the Purchase Agreement. Sublandlord hereby disclaims any representation or warranty, whether express or implied, to Subtenant that Sublandlord will obtain the consent of Master Landlord to this Sublease, but Sublandlord shall use good faith effort to obtain the same in accordance with the provisions of the Master Lease, and Subtenant shall cooperate with Sublandlord in its efforts to obtain the same.

2.3 Covenants of Master Landlord. During the term of this Sublease, Subtenant acknowledges and agrees that Sublandlord shall not be responsible for Master Landlord covenants and obligations under the Master Lease and subject to Sublandlord’s obligations which accrued prior to the date of this Sublease, Sublandlord’s sole continuing obligation under the Master Lease shall be to pay Base Rent and Additional Rent to Master Landlord in accordance with the terms of the Master Lease (provided that Subtenant timely pays its rental obligations to Sublandlord hereunder). Without limiting the foregoing, Sublandlord shall have no liability to Subtenant for any failure of Master Landlord to perform Master Landlord’s obligations under the Master Lease. In the event that Subtenant determines in good faith, that Master Landlord has not performed its obligations under the Master Lease, then upon receipt of written notice from Subtenant and for a period of time not to exceed thirty (30) days, Sublandlord shall use commercially reasonable efforts to cause such breaches, defaults or failures of Master Landlord under the Master Lease to be resolved or otherwise settled; provided, however: (i) Sublandlord shall not have any obligation to incur out-of-pocket expenses in connection with its covenants under this Section 2.3; and (ii) Sublandlord shall not have any obligation to commence litigation or other dispute resolution proceedings to cause Master Landlord to comply with the Master Lease. If the breach or default of Master Landlord under the Master Lease has not been resolved after the expiration of the above thirty (30) day period, then provided that Subtenant is not in Default under this Sublease, upon the request of Subtenant, Sublandlord shall assign to Subtenant its right to institute legal action against Master Landlord (a “Subtenant Action”), provided that Subtenant shall indemnify, protect, defend (using attorneys reasonably acceptable to Sublandlord) and hold Sublandlord harmless from any and all liabilities, claims, demands, losses, damages, costs and expenses (including reasonable attorneys’ fees and litigation and court costs) arising out of, or relating to, the Subtenant Action.

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3. Term.

3.1 Initial Sublease Term. The initial term of this Sublease shall commence upon the Effective Date of this Sublease as provided in Section 2.2 above (the “Commencement Date”) and expire on the last of the month of the third anniversary of the Commencement Date (the “Initial Sublease Term”), unless earlier terminated pursuant to the terms of this Sublease or extended in accordance with Section 5 below.

4. Rent. Provided that Subtenant timely satisfies its rental and other obligations under this Sublease within the cure periods set forth herein, Sublandlord shall be responsible for the payment of Base Rent and Additional Rent under the Master Lease during the Sublease Term, and Subtenant shall partially reimburse Sublandlord by paying the following as Sublease rent hereunder:

4.1 Base Sublease Rent. During the Initial Sublease Term, Subtenant shall pay to Sublandlord, as base sublease rent for the Premises, in lawful money of the United States of America, without any deduction, offset, prior notice or demand, in advance on the first date of each month of the Initial Sublease Term $12,809.15.

Subtenant’s obligation to pay Base Sublease Rent shall commence on the Commencement Date. Notwithstanding the foregoing, Base Sublease Rent payable for any partial month in which the Commencement Date occurs or which the Term expires, shall be prorated on a daily basis based on the actual number of days in such month.

4.2 Operating Expenses. In addition to the Base Sublease Rent, Subtenant acknowledges and agrees that Subtenant shall be responsible for and shall reimburse Sublandlord for a portion of Tenant’s Share of Operating Expenses (as defined in Section 5 of the Master Lease, which includes without limitation, Taxes, insurance and maintenance and repair costs as set forth in Sections 9, 13 and 17 of the Master Lease) (collectively “Subtenant’s Operating Expense Contribution”), as follows:

Year	Monthly Subtenant Operating Expense Contribution

First year of Initial Sublease Term	$2,305.64
Second year of Initial Sublease Term	$3,074.18
Third year of Initial Sublease Term	$3,842.73

Subtenant shall deliver to Sublandlord Subtenant’s monthly Operating Expense Contribution in the same manner and within the same time periods as Subtenant’s payment of Base Sublease Rent. At Subtenant’s request, Sublandlord shall deliver to Subtenant copies of any and all invoices and statements received from Master Landlord with respect to the same.

4.3 Utilities. In addition Subtenant shall be responsible for and shall reimburse Sublandlord for all Utilities (as defined in Section 11 of the Master Lease). Attached

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as Exhibit “B” hereto is a line item list of Utilities for which Subtenant shall be responsible. Subtenant shall make payment for such expense for Utilities within fifteen (15) days of receipt of any and all invoices and statements received from Master Landlord with respect to the same.

4.4 Single Tenant Expense. In addition, Subtenant shall pay the amount billed by the Landlord as “Single Tenant Expenses” consistent with past practice as shown on the attached Exhibit “C” (“Single Tenant Expense”).

5. Extension.

5.1 The Initial Sublease Term shall automatically be extended to December 31, 2011 (“Extension Term”) effective upon the expiration of the Initial Sublease Term, subject to (i) Subtenant’s right to terminate the Sublease effective on the last day of the Initial Sublease Term upon written notice to Sublandlord on or before fifteen (15) full calendar months prior to the expiration of the Initial Sublease Term (“Fifteen Month Period”); and (ii)(a) Sublandlord’s notification to Subtenant on or before the Fifteen Month Period of a bona fide independent third party (“Third Party”) offer to sublease the Premises for a period equal to the Extension Term and Subtenant’s failure to match such Third Party offer, all as more fully set forth below (“Third Party Offer”) or (b) a buy out or termination of the Master Lease with the Master Landlord (“Alternative Arrangement”). In the event neither Section 5.1 (i) nor Section 5.1 (ii) are applicable, the Extension Term shall be on the same terms and provisions of the Initial Sublease Term, except that the (i) Base Sublease Rent shall be $23,056.37 per month; (ii) Subtenant’s Operating Expense Contribution shall be $3,842.73 per month, and (iii) Subtenant shall deliver a Security Deposit in the form of cash or a Deposit L/C in an amount equal to three (3) months of Base Sublease Rent due during the Extension Term (“Security Deposit”). Such Security Deposit shall be subject to the terms and conditions in this Sublease and shall replace any remaining balance of the Deposit L/C for the Initial Sublease Term, which Deposit L/C shall be terminated as of the expiration of the Initial Sublease Term.

5.2 In the event of a Third Party Offer as referenced in Section 5.1 (ii)(a) above, Sublandlord shall deliver a copy of an executed Letter of Intent (“Letter of Intent”) between Sublandlord and the Third Party subject only to the condition of Subtenant’s right to match the Third Party Offer. Within ten (10) days of Subtenant’s receipt of the Letter of Intent, Subtenant shall have the right to sublease the Premises during the Extension Term in accordance with the terms of the Third Party Offer, upon delivery of notice of acceptance of the Third Party Offer (“Notice of Acceptance”) delivered to Sublandlord within said ten (10) day period. Upon delivery of the Notice of Acceptance, this Sublease shall be deemed automatically extended. The parties shall enter into an amendment to Sublease incorporating such terms into the Sublease.

5.3 Subtenant acknowledges and agrees that the Alternative Arrangement may be of the type or nature that could not be assumed by Subtenant. In the event of an Alternative Arrangement as referenced in Section 5.1(ii)(b) above, the Sublandlord shall deliver a notice of the Alternative Arrangement prior to the expiration of the Fifteen Month Period (“Alternative Arrangement Notice”) and such notice shall include Sublandlord’s calculation of the Base Sublease Rent which would be required in order to adequately compensate Sublandlord for the difference between the economic benefit of the Alternative Arrangement and the terms in

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Section 5.1 above. Such calculation shall be based on the following formula: the net monthly Base Sublease Rental to be paid by Subtenant for the Extension Term shall be those equal monthly installments, discounted to its present value as of the first day of the Extension Term that equal the (x) net Base Rent under the Master Lease during the Extension Term, discounted to its present value as of the first day of the Extension Term minus (y) the termination payment to be paid to Master Landlord in connection with the termination of the Master Lease. All calculations of “present value” under this Section shall be made using a discount rate equal to the prime rate published by The Wall Street Journal (or its successor, assign or a comparable publication) in its listing of “Money Rates” as of the date of the Alternative Arrangement Notice plus one percent (1%). Within ten (10) days of Subtenant’s receipt of the Alternative Arrangement Notice, Subtenant shall have the right to sublease the Premises during the Extension Term in accordance with the terms of the Alternative Arrangement Notice, upon delivery of notice of acceptance of the Alternative Arrangement (“Notice of Acceptance”) delivered to Sublandlord within said ten (10) day period. Upon delivery of the Notice of Acceptance, this Sublease shall be deemed automatically extended. The parties shall enter into an amendment to Sublease incorporating such terms into the Sublease.

5.4 Notwithstanding anything in this Section 5 to the contrary, Subtenant acknowledges and agrees that as a condition to Subtenant extending this Sublease for the Extension Term, Subtenant must not be in Default, after any notice and expiration of any applicable cure periods, hereunder as of the last day of the Initial Sublease Term of the Sublease and must also concurrently extend the term of the SNWM Sublease in accordance with the terms of the SNWM Sublease.

6. Security Deposit; Letter of Credit.

6.1 Alternate Security. As security for Subtenant’s Base Sublease Rent, Operating Expense Contribution, Utilities and the Single Tenant Expense obligations under the Sublease and the SNWM Sublease, it is understood and agreed that Subtenant shall initially grant Sublandlord a security interest in certain property described in a Security Agreement between the parties dated on or around the date hereof.

6.2 Letter of Credit. Subtenant shall have the right to replace the Security Agreement upon Sublandlord’s acceptance of a mutually agreed upon unconditional, irrevocable, negotiable commercial letter of credit (a “Deposit L/C”) in the amount of the remaining balance of Sublandlord’s Minimum Base Sublease Rent due under the Initial Sublease Term of the Lease, naming Sublandlord (or its designee) as beneficiary and authorizing the beneficiary to draw on the Bank (as hereinafter defined) by the beneficiary’s sight draft, without presentation of any other documents or authorization. Upon Sublandlord acceptance of the Deposit L/C, Sublandlord covenants to cooperate with Subtenant in terminating the Security Agreement. Every Deposit L/C shall be issued by a United States bank reasonably acceptable to Sublandlord with a minimum Standard and Poor’s rating of “AA” or better (a “Bank”), shall be drawable at a Bank office in Los Angeles County, Orange County or San Diego County, California and shall be in a form reasonably acceptable to Sublandlord. Subtenant will cause the Deposit L/C to be replaced by a letter of credit issued by another recognized United States Bank with a minimum Standard and Poor’s rating of “AA” and otherwise reasonably acceptable to Sublandlord: (i) on demand by the Sublandlord if the issuing Bank ever fails to meet the criteria in the preceding

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sentence; or (ii) if Subtenant wishes to replace the Deposit L/C with a letter of credit issued by another Bank. The Sublandlord will have the immediate right to draw under the Deposit L/C for all or any portion thereof if the Deposit L/C is not immediately replaced as and when required by a Bank meeting the criteria referred to above. Subtenant will be solely responsible for all costs in connection with the issuance, reissuance, assignment, modification, transfer or renewal of the Deposit L/C. The Deposit L/C shall be drawable either in partial draws or in one draw for the full amount of the Deposit L/C in accordance with Section 6.3 below. The Deposit L/C shall be transferable to Sublandlord’s successors and to Sublandlord’s lenders in connection with any financing secured by the Property (or any portion thereof) and all transfer fees shall be paid by the Subtenant.

6.3 Application of Proceeds of Deposit L/C. In the event of a Subtenant Default, after any required notice and expiration of any applicable cure periods under this Sublease and the SNWM Sublease, the Sublandlord may, with notice to Subtenant, and without prejudice to any other remedy, draw down the Deposit L/C in the amount of the “Damages,” as defined below and apply all or a portion of any amounts drawn on a Deposit L/C to the extent necessary to make good any arrearages of Base Sublease Rent, Operating Expense Contributions, Utilities and the Single Tenant Expense (collectively “Damages”) caused to Sublandlord by Subtenant’s breach or Default or may hold and subsequently apply any portions so drawn as a cash deposit as security for Subtenant’s Base Sublease Rent, Operating Expense Contributions, Utilities and Single Tenant Expense obligations under this Sublease. If at any time the sum of the undrawn amount of the Deposit L/C then held by the Sublandlord shall be less than the remaining Base Sublease Rent for the remaining Initial Sublease Term of the Sublease then the Subtenant shall deposit with the Sublandlord a replacement or an additional Deposit L/C covering such deficiency within five (5) days of written demand by Sublandlord. The use, application, retention of or draw on the Deposit L/C, by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided in this Sublease or by law, it being intended that Sublandlord shall not be required to proceed against the Deposit L/C and shall not operate as a limitation on any recovery to which Sublandlord may otherwise be entitled.

6.4 Reduction of Deposit L/C Amount. To the extent that the Deposit L/C does not contain a monthly declining balance by its terms and provided no Default has occurred (after notice and cure periods), the stated amount of the Deposit L/C may be replaced or reduced by Subtenant, no more often than once in any ninety day (90) period, to an amount equal to the Base Sublease Rent remaining to be paid for the remainder of the Initial Sublease Term. Upon the occurrence of a Default (after notice and cure periods), Sublandlord shall have the right to prevent the reduction of the stated amount of the Deposit L/C described in the preceding sentence.

6.5 Term/Expiration of Deposit L/C. The Deposit L/C shall have a term of at least twelve (12) months, and it shall by its terms be renewed, automatically, each year, by the Bank, unless the Bank gives written notice to the beneficiary, at least sixty (60) days prior to the expiration date of the then existing Deposit L/C that the Bank elects that it not be renewed. If any Deposit L/C provides that the amount drawable thereunder shall cease to be available on a date which is earlier than sixty (60) days after the expiration of the Initial Sublease Term of this Sublease or, in the case of an Extension Term the expiration of such Extension Term, the Subtenant shall, at least thirty (30) days prior to the date specified in said Deposit L/C as being

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the date on which such drawable amount will cease to be available, either furnish to the Sublandlord a renewal or extension of said Deposit L/C or a new Deposit L/C. Failure to comply with the provisions of the preceding sentence prior to the commencement of said 30-day period shall be deemed to be a breach under this Sublease and the Sublandlord may, at any time during said 30-day period, draw all or a portion of such Deposit L/C and hold and apply any amounts so drawn in accordance with Section 6.3 above.

6.6 Subtenant Acknowledgements Regarding Deposit L/C. Subtenant acknowledges and agrees that the amount of the Deposit L/C shall not be considered a measure of Sublandlord’s damages in case of Default by Subtenant or in any way limit such damages. In the event of bankruptcy or other debtor relief proceedings by or against Subtenant, proceeds of the Deposit L/C shall be deemed to be applied first to the payment of rent and other charges due Sublandlord, in the order that such rent or charges became due and owing, for all periods prior to filing of such proceedings.

7. Indemnity. Subtenant shall indemnify Sublandlord, its officers, directors, shareholders, agents and employees (collectively Sublandlord’s “Indemnified Parties”) against, and hold Sublandlord and Sublandlord’s Indemnified Parties, harmless from, any and all demands, claims, causes of action, fines, penalties, damages (excluding all consequential damages, except for any consequential damages incurred by Master Landlord which may be asserted against Sublandlord), losses, liabilities, judgments, and expenses (including, without limitation, reasonable attorneys’ fees and court costs) (collectively, “Claims”) incurred in connection with, or arising from: (a) the use or occupancy of the Premises by Subtenant or any persons claiming under Subtenant; (b) any activity, work, or thing done, permitted or suffered by Subtenant in or about the Premises; (c) any acts, omissions, or negligence of Subtenant or any person claiming under Subtenant, or the contractors, agents, employees, invitees, or visitors of Subtenant or any such person; (d) any breach, violation, or nonperformance by Subtenant or any person claiming under Subtenant or the employees, agents, contractors, invitees, or visitors of Subtenant or any such person of any term, covenant, or provision of this Sublease or any law, ordinance, or governmental requirement of any kind; (e) any injury or damage to the person, property or business of Subtenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises; and (f) Subtenant’s failure to comply with the surrender provisions in Section 28 of the Master Lease at the expiration of the term hereunder. If any action or proceeding is brought against Sublandlord, its employees or agents by reason of any such claim, Subtenant, upon notice from Sublandlord, shall defend the claim at Subtenant’s expense with counsel reasonably satisfactory to Sublandlord. Sublandlord shall indemnify Subtenant and Subtenant’s Indemnified Parties against and hold Subtenant and Subtenant’s Indemnified Parties harmless from all Claims incurred in connection with or arising from any breach, violation or nonperformance by Sublandlord or its employees, contractors or agents of any covenant in the Master Lease and/or Sublease, except (i) to the extent caused by Subtenant or the contractors, agents, employees, invitees, or visitors of Subtenant; and (ii) with respect to those obligations that Subtenant has assumed under this Sublease.

8. Sublandlord Covenants. Provided that Subtenant is not in Default, (after notice and cure periods), under the terms of this Sublease, Sublandlord covenants to do the following:

8.1 Sublandlord shall pay all Base Rent under the Master Lease;

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8.2 Sublandlord shall not (1) except as expressly provided in this Sublease, surrender or terminate the Master Lease prior to its scheduled expiration date, or (2) amend or modify the Master Lease, the result of which would materially and adversely affect Subtenant’s rights or obligations under this Sublease or the Premises; and

8.3 Sublandlord shall, promptly following receipt thereof, deliver to Subtenant a copy of any and all notices received by Sublandlord from Master Landlord which would have any effect upon the Premises or this Sublease.

8.4 Subtenant shall be entitled to a proportionate abatement of rent to the extent Sublandlord is entitled to the same under the Master Lease.

9. Subtenant Default. Upon a Default by Subtenant under this Sublease (after notice and cure periods), Sublandlord may, without waiving or releasing any obligation of Subtenant hereunder and without waiving any rights or remedies at law or otherwise, make such payment or perform such act. All sums so paid or incurred by Sublandlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law, whichever is less, shall be payable to Sublandlord on demand as Additional Rent.

10. Repair and Maintenance. Subtenant shall, at Subtenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair and in compliance with all applicable laws, codes, ordinances and regulations to the extent required under the Master Lease and the terms of the Master Lease.

11. Cross Default. Subtenant and Sublandlord acknowledge that this Sublease is being entered into concurrently with the SNWM Sublease and further, Subtenant and Sublandlord acknowledge and agree that it is the intent of the parties hereunder to have this Sublease and the SNWM Sublease cross defaulted and thus it shall be deemed a Default under the terms of this Sublease if Subtenant Defaults (as such term is defined in the SNWM Sublease) under the terms of the SNWM Sublease.

12. Waiver of Consequential Damages. In no event shall Sublandlord be liable to Subtenant or any persons claiming by, through or under Subtenant for any loss of profit, or potential profit, or for any incidental, indirect, special or consequential losses or damages, whether based on contract, tort, strict liability, negligence or other theory of law.

13. Notices. Any notice, request, demand, consent, approval, or other communication (collectively, “Notices”) required or permitted under this Sublease shall be in writing. All Notices shall be addressed to the addresses set forth in the introductory paragraph, or such other address as the parties may notify each other from time to time, and shall be: (a) personally delivered; (b) sent by certified or registered mail, postage prepaid, return receipt requested; or (c) sent by a nationally recognized overnight courier service, with charges prepaid and a receipt provided therefor. All notices shall be deemed to have been given on the earlier of: (i) the date of actual receipt; or (ii) one (1) business day after being properly deposited with a nationally recognized overnight courier service.

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14. Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor.

15. Attorneys’ Fees. If any action or proceeding is instituted by Sublandlord or Subtenant to construe, interpret or enforce the provisions of this Sublease, the prevailing party shall be entitled to the reimbursement of its reasonable attorneys’ fees and costs incurred in connection with such proceeding by the non-prevailing party.

16. Brokers. Sublandlord shall not pay any real estate, brokerage, finders of other commission or fee in connection with the transaction contained in this Sublease. Each party hereby indemnifies, protects, defends (with legal counsel acceptable to the other party) and holds the other party free and harmless from and against any and all costs and liabilities, including, without limitation, reasonable attorneys’ fees, for causes of action or proceedings that may be instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of such party in connection with this Sublease.

17. Counterparts. This Sublease may be executed in duplicate counterparts, each of which shall be deemed an original hereof.

18. Entire Agreement/Modification. This Sublease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreements or understanding or letter or proposal pertaining to any such matters shall be effective for any purpose. This Sublease may only be modified by a writing signed by Sublandlord and Subtenant. No provisions of this Sublease may be amended or added to, whether by conduct, oral or written communication, or otherwise, except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

19. Interpretation. The title and paragraph headings are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part of this Sublease. Unless stated otherwise, references to paragraphs and subparagraphs are to those in this Sublease. This Sublease shall be strictly construed neither against Sublandlord nor Subtenant.

20. Authority. Subtenant and each person executing this Sublease on behalf of Subtenant hereby represents and warrants that he or she is authorized to execute this Sublease on behalf of Subtenant. Sublandlord and each person executing this Sublease on behalf of Sublandlord hereby represents and warrants that he or she is authorized to execute this Sublease on behalf of Sublandlord.

21. Representations. Sublandlord represents to Subtenant:

(i) to Sublandlord’s actual knowledge, without investigation, the Master Lease is in full force and effect;

(ii) no written notice of default has been received by Sublandlord under the Master Lease; and

(iii) to Sublandlord’s actual knowledge, without investigation, no event has occurred and is continuing that would constitute a default under the Master Lease

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but for the requirement of the service of notice and/or expiration of the period of time to cure.

[signature page follows]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written.

SUBLANDLORD:		SUBTENANT:

SMITH & NEPHEW, INC., a Delaware corporation		ADVANCED BIOHEALING INC., a Delaware corporation

By:	/s/ Robert A. Lucas	By:	/s/ Kevin Rakin
Name:	Robert A. Lucas	Name:	Kevin Rakin
Title:	Assistant Secretary	Title:	CEO

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EXHIBIT A

MASTER LEASE

[To Be Attached]

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is dated, for referenced purposed only, as of the 22nd day of November, 2002 (the “Lease Date”), between ARE-10933 NORTH TORREY PINES, LLC, a Delaware limited liability company (“Landlord”), and SMITH & NEPHEW, INC., a Delaware corporation (“Tenant”).

Address:	10933 North Torrey Pines Road, Suite 600, La Jolla, California 92037

Premises:	That portion of the Project, containing approximately 12,776 rentable square feet, as determined by Landlord, as shown on Exhibit A.

Project:	The real property on which the building (the “Building”) in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B-1.

Building:	The specific building in the Project located at 10933 North Torrey Pines Road, La Jolla, California 92037, in which the Premises are located, and shown on Exhibit B-2.

Base Rent: $22,358.00 per month	Rentable Area of Premises: 12,776 sq. ft.

Rentable Area of Building: 108,133 sq. ft.	Building’s Share of Project: 59.19%

Rentable Area of Project: 182,690 sq. ft.	Tenant’s Share of Operating Expenses: 6.99%

Security Deposit: $67,074.00	Commencement Date: January 1, 2002

Rent Adjustment Percentage:  Greater of 3% or the CPI Adjustment Percentage not to exceed 7%

Base Term:	A term beginning on the Commencement Date and ending on the last day of the month which is 120 months after the Commencement Date.

Permitted Use:	Office and related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
135 N. Los Robles Avenue, Suite 250	135 N. Los Robles Avenue, Suite 250
Pasadena, CA 91101	Pasadena, CA 91101
Attention: Accounts Receivable	Attention: Corporate Secretary

Tenant’s Notice Address:	For Tenant, with a copy to:
Smith & Nephew	Smith & Nephew, Inc.
10933 North Torrey Pines Road, Suite 600	1450 Brooks Road
La Jolla, California 92037	Memphis, TN 38116
Attention: General Manager	Attention: General Counsel

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A PREMISES DEPICTION	☒ EXHIBIT B DEPICTION OF PROJECT
☒ EXHIBIT C INTENTIONALLY OMITTED	☒ EXHIBIT D INTENTIONALLY OMITTED
☒ EXHIBIT E RULES AND REGULATIONS	☒ EXHIBIT F INTENTIONALLY OMITTED

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas.

2. Delivery; Acceptance of Premises; Commencement Date; Termination Option. Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term is January 1, 2002, and that Landlord shall be deemed to have been delivered the Premises to Tenant on that date. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease.

Tenant acknowledges that Tenant accepts the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

Landlord and Tenant acknowledge that other space in the Project is leased by Landlord to Smith & Nephew Wound Management (La Jolla), a Delaware general partnership (“SNWM”), of which an affiliate of Tenant is a general partner, pursuant to the terms of a separate lease dated, for reference purposes only, as of November 22, 2002 (the “SNWM Lease”). In the event that the SNWM Lease is terminated for any reason other than a Default (as defined in the SNWM Lease) by SNWM, then Tenant shall have the option, during a period of 30 days after the date SNWM elects to terminate the SNWM Lease, to terminate this Lease upon the timely giving of notice to Landlord and payment of the Termination Fee as defined below, and this Lease shall terminate on the date set forth in such notice. The “Termination Fee” shall mean an amount equal to the sum of one year of the then Base Rent payable under this Lease plus the amount of any unamortized brokerage commission paid in connection with this Lease.

3. Rent.

(a) Base Rent. The Security Deposit and the Rent Differential shall be due and payable to Landlord within five (5) business days of the effectiveness of this Lease. The “Rent Differential” shall mean the difference between Base Rent and Additional Rent payable under this Lease, and Base Rent and Additional Rent payable under the lease of the current tenant in possession of the Premises (which the parties acknowledge is an affiliate of Tenant), for the period from January 1, 2002, to the date Tenant commences paying Base Rent and Additional Rent in accordance with this Lease. As of November 20, 2002, the Rent Differential is $55,089.00 which amount is based on budgeted operating expenses and is subject to reconciliation pursuant to Section 5 of this Lease. Except when Tenant is permitted to abate the payment of Base Rent as expressly set forth herein, Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the

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obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4. Base Rent Adjustments.

(a) Except for on January 1, 2006, Base Rent shall be increased on January 1 of each year during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated. “CPI Adjustment Percentage” means (i) a fraction, stated as a percentage, the numerator of which shall be the Index for the calendar month 3 months before the month in which the Adjustment Date occurs, and the denominator of which shall be the Index for the calendar month 3 months before the last Adjustment Date or, if no prior Base Rent adjustment has been made, 3 months before the first day of the first full month during the Term of this Lease, less (ii) 1.00. “Index” means the “Consumer Price Index-All Urban Consumers-San Diego Metropolitan Area, All Items” compiled by the U.S. Department of Labor, Bureau of Labor Statistics, (1982-84 = 100). If a substantial change is made in the Index, the revised Index shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the revised Index comparable to the prior Index. If the Bureau of Labor Statistics ceases to publish the Index, then the successor or most nearly comparable index, as reasonably determined by Landlord, shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the new index comparable to the Index. Landlord shall give Tenant written notice indicating the Base Rent, as adjusted pursuant to this Section, and the method of computation and Tenant shall pay to Landlord an amount equal to any underpayment of Base Rent by Tenant within 15 days of Landlord’s notice to Tenant. Failure to deliver such notice shall not reduce, abate, waive or diminish Tenant’s obligation to pay the adjusted Base Rent.

(b) Effective January 1, 2006, Base Rent shall be increased to $31,940 per month and Base Rent shall thereafter be increased as provided for in Section 4(a).

5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued (on a consistently applied basis) each calendar year by Landlord in respect of the management, repair, operation and maintenance of the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) (including, without duplication, Taxes (as defined in Section 9). reasonable reserves consistent with good business practice for future repairs and replacements, Capital Items amortized (with an interest factor of 12%) over the lesser of 7 years and the useful life of such Capital Items, excepting replacement of the roof, which shall be amortized as set forth above over 10 years, and the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3.5% of Base Rent), excluding only:

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(a) the original construction costs of the Building or the Project, renovation prior to the date of the Lease, costs of correcting defects in such original construction or renovation, and any part of the costs of the demolition of existing buildings or construction of new buildings at the Project;

(b) capital expenditures and other development costs for expansion of the Project;

(c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d) depreciation of the Project (except for Capital Items, the cost of which are includable in Operating Expenses);

(e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f) legal and other expenses incurred in the negotiation or enforcement of leases;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants, and costs of correcting defects in such work;

(h) costs of utilities outside normal business hours sold to tenants of the Project;

(i) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid, including reimbursements by any other tenants, licensees or other persons with a right to use the rooftop for any damage to the rooftop of the Building;

(j) salaries, wages, benefits and other compensation paid to officers and employees of Landlord or any affiliate of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(k) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(m) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(n) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord«‘s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(o) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

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(p) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(q) costs in connection with services (including electricity), items or other benefits of a type which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(r) costs incurred in the sale or refinancing of the Project;

(s) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein; and

(t) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project;

(u) costs of removing abandoned HVAC and other equipment and related pipes, conduit and fixtures from the roof, or relocating antenna equipment of third parties unrelated to Tenant; and

(v) any cost or expense related to the restoration of the Premises pursuant to Sections 18 or 19 hereof, except for any reasonable insurance deductible.

“Capital items” shall mean project which are reasonably determined to be capital improvements or expenditures in accordance with generally acceptable accounting procedures, provided that no item costing less than $50,000 (per project) in a calendar year shall be considered to be a Capital Item.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement,

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except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year.

“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted for changes in the physical size of the Premises, the Building, or other buildings in the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.” “Building’s Share of Project” shall be the percentage set forth on the first page of this Lease, as reasonably adjusted for changes in the physical size of the Building, or the physical size of other buildings in the Project occurring thereafter, or the addition to or demolition of other buildings in the Project. Such adjustments shall become effective upon substantial completion any new building or the work of any addition to or demolition of other buildings.

6. Security Deposit. Tenant shall deposit with Landlord, within five (5) business days of the effectiveness of this Lease, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20). Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions, or cause the Letter of Credit to be amended so that the amount of available credit thereunder is equal to the amount set forth in the Basic Lease Provisions. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant in accordance with the expressed terms of this Lease. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any

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balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 60 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6 (and pay any transfer fee charged by the issuer of any letter of credit), or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment exceeding the maximum structural capacity of the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require any increase in ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, “ADA”)) attributable to Tenant’s use or occupancy of the Premises. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

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8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at anytime, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for actual damages suffered by Landlord resulting from or occasioned by Tenant’s holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord’s business of leasing space in the Project. For so long as the Project is taxed as a single tax parcel, Landlord shall make an equitable allocation of property Taxes attributable to each building in the Project, reasonably satisfactory to Tenant, and shall not simply allocate property Taxes based on the square footage of the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10. Parking. Subject to all matters of record as of the date hereof, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project, to use 3 non-reserved parking stalls for every 1,000 rentable square feet of the Premises in those areas designated for non-reserved parking, subject in each case to Landlord’s reasonable rules and regulations, which shall be applied consistently to all tenants of the Project. Landlord may designate reserved parking spaces for other tenants of the Project, so long as Tenant continues to have at all times the use of not less than 3 non-reserved parking stalls for every

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1,000 rentable square feet of the Premises. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.

11. Utilities, Services.

Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s (including Landlord’s affiliates) gross negligence or willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant shall be responsible for its own janitorial services. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $50,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by such plans, specifications, work contracts and other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s sole and absolute discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord shall, within 15 days of Tenant’s delivery to Landlord of any request for consent to any Alterations, respond to Tenant’s request and, as a courtesy to Tenant and not in abrogation of Landlord’s right to withhold its consent, state any reasons Landlord has elected to withhold its consent. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 4% of all costs incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord

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harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall cause all Alterations work to be completed free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Other than Tenant’s personal property which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested or at the time it receives notice of a Notice-Only Alteration notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

13. Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. “HVAC” shall mean the heating, ventilation and air conditioning systems of the Building. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services temporarily when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, provided that Landlord shall promptly restore Building Systems upon completion of such repairs, alterations or improvements. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 72 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to promptly effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

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14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all interior, non-structural portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 15 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 30 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after Tenant receives notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Landlord or Landlord’s affiliates. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any

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increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with reasonable requirements of Landlord’s lender and/or to bring coverage limits to levels then reasonably being required of all new tenants within the Project.

18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may (subject to Tenant’s

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right to continue the Lease in effect as set forth below in this Section 18), in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction. Notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. If Landlord elects to terminate this Lease, and if the termination of the SNWM Lease is postponed as set forth in the SNWM Lease, then Tenant shall have the right by written notice to Landlord delivered within 5 business days of receipt of Landlord’s notice of termination, to elect to continue this Lease in effect for a period ending upon the termination of the SNWM Lease (the “Casualty Loss Extension Period”); provided, however, that Rent during the Casualty Loss Extension Period shall be adjusted so that Tenant shall pay Rent as set forth herein on the entire Premises and on any portion of the Project for which Landlord is prevented from commencing restoration and is not collecting Rent because Tenant has elected to continue the Lease in effect during the Casualty Loss Extension Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with up to $50,000 of any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”).

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly reenter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord, at its sole cost, provides Tenant with other space in the Torrey Pines area of San Diego, California, during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced in proportion to the reduction of the Premises resulting from the Taking. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if

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any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided that one time in any 12 consecutive month period during the Term, Tenant shall not be in Default for failure to pay Base Rent unless such failure shall continue for a period of five (5) days after Tenant’s receipt of written notice from Landlord.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall abandon the Premises.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after Tenant receives notice of any such lien is filed against the Premises.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 business days after receipt of a second notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more

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than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion.

(i) SNWM Lease. A Default (as such term is defined in the SNWM Lease) under the SNWM Lease.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, in the event of a Default under Section 20(a) above in the payment of any installment of Rent due from Tenant, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i) Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii) Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising

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expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii) (A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii) Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv) Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(c) hereof, at Tenant’s expense.

(d) Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine.

22. Assignment and Subletting.

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(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22. Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. The foregoing provision shall not prohibit Tenant from permitting employees of SNWM from using any portion of the Premises. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b) Permitted Transfers. Except with respect to a Permitted Assignment, as defined below, if Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least 10 business days, but not more than 45 days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), (ii) refuse such consent, in its reasonable discretion, or (iii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. It shall be reasonable for Landlord to withhold its consent to any assignment of this Lease or subletting of the Premises to an assignee or subtenant whose business or financial reputation is objectionable in Landlord’s reasonable judgment, or who is engaged in areas of scientific research or other business concerns that are controversial, in Landlord’s reasonable judgment, or who is at that time negotiating with Landlord for the lease of other space in the San Diego area.

Landlord hereby covenants to respond in a timely manner to any Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice.

In addition, Tenant shall have the right to assign this Lease (a “Permitted Assignment”), upon 10 business days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than three hundred million dollars ($300,000,000.00) (as

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determined in accordance with GAAP) as of the date of the assignee’s annual financial statements for the previous three years, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment. The provisions of Section 22(b) with respect to an Assignment Termination shall not apply to any Going Concern Transaction, and Landlord shall forbear from exercising an Assignment Termination with respect to any proposed Going Concern Transaction. A “Going Concern Transaction” shall mean an assignment of this Lease by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant, irrespective of whether such Going Concern Transaction is a Permitted Assignment. The immediately foregoing sentence shall not prohibit Landlord from refusing to consent, in its reasonable judgment, to any Going Concern Transaction which is not a Permitted Assignment.

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in Default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the rental payable under this Lease, (excluding however, any Rent payable under this Section) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee

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of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises/

(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Either party shall, within 10 business days of written notice from the other party, execute, acknowledge and deliver a statement in writing in any form reasonably requested (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging, to the certifying party’s knowledge, that there are not any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. The failure to deliver such statement within such time shall, at the option of the requesting party, constitute a Default under this Lease, and, in any event, shall be conclusive upon the certifying party that the Lease is in full force and effect and without modification except as may be represented in any certificate prepared and delivered to the certifying party for execution.

24. Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such

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Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received at the commencement of the Term, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the reasonable, actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing

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such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance. Except for Hazardous Material contained in products customarily used by tenants in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or the Project or use, store, handle, treat, generate, manufacture, transport, release or dispose of any Hazardous Material in, on or from the Premises or the Project without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remove or remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant or any Tenant Party. Tenant shall complete and certify disclosure statements as requested by Landlord from time to time relating to Tenant’s use, storage, handling, treatment, generation, manufacture, transportation, release or disposal of Hazardous Materials on or from the Premises. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(b) Indemnity. Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any

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investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises arising out of a breach of Tenant’s obligations hereunder. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project.

(c) Landlord’s Tests. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 30. or the environmental condition of the Premises or the Project. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such nonproprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord may have against Tenant.

(d) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

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32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises. Landlord, in exercising its right of access as set forth in this Section 32, shall make a commercially reasonable effort to minimize any interference with Tenant’s business operations.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, weather, natural disasters, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

35. Brokers, Entire Agreement, Amendment. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker) in connection with this transaction and that no Broker brought about this transaction other than Julien J. Studley, Inc. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35. claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN

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LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

39. Landlord’s Right to Relocate Tenant. One time during the Term, Landlord shall have the right to relocate Tenant at any time after January 1, 2006, upon 90 days’ prior written notice, from all or part of the Premises to another area in the Project designated by Landlord (the “Relocation Premises”), provided that: (a) the size of the Relocation Premises is at least equal to the size of the Premises, and is improved to a substantially similar standard as that of the Premises at Landlord’s cost; and, (b) Landlord pays up to $100,000 of the reasonable costs which are reasonably related to Tenant’s relocation including without limitation replacement of systems (such as the telephone system) as necessary, which monies shall be used exclusively for matters which are specific to Tenant, and shall not be part of or deducted from any tenant improvement allowance, or otherwise used to pay the costs of first building out the Relocation Premises. Tenant shall cooperate with Landlord in all reasonable ways to facilitate relocation.

40. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

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(c) Intentionally Omitted.

(d) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(k) Successors and Assigns. Subject to the limits on Tenant’s rights of assignment and subletting contained in this Lease, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

(I) Attorneys’ Fees and Costs. In the event legal action is brought by any party in order to enforce the terms of this Lease, the prevailing party shall be entitled to have its reasonable attorneys’ fees and costs of suit paid by the other party.

(m) No Waiver. No party to this Lease shall be deemed to have waived any provision or term of this Lease unless such party shall have done so in a writing which is delivered to the other party by the party waiving such provision or term.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

SMITH & NEPHEW, INC., a Delaware corporation

By:	/s/ Robert A. Lucas
Its:	Robert A. Lucas

LANDLORD:

ARE-10933 NORTH TORREY PINES, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation, managing member

	By:	/s/ Joel S. Marcus
	Its:	CEO

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 1

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 1

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

EXHIBIT B

LINE ITEM LIST OF UTILITIES

Account*	Description

5072-000	Water/Sewer - City
5073-000	Water/Sewer - Industry
5074-000	Utilities - Gas
5075-000	Utilities - Electricity

*	As reflected in the Operating Expense Budget for Alexandria Real Estate Equities, Inc.

EXHIBIT C

LINE ITEM LIST OF SINGLE TENANT EXPENSE

Account*	Description

5585-000	TRE - Single Tenant Expense

*	As reflected in the Operating Expense Budget for Alexandria Real Estate Equities, Inc.